UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2017

OLD POINT FINANCIAL CORPORATION

 (Exact name of registrant as specified in its charter)

Virginia	000-12896	54-1265373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Mellen Street

Hampton, Virginia  23663

(Address of principal executive offices)  (Zip Code)

(757) 728-1200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On October 27, 2017, Old Point Financial Corporation (the “Company” or “Old Point”), The Old Point National Bank of Phoebus (the “Bank”), a wholly-owned bank subsidiary of the Company, and Citizens National Bank (“Citizens National”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) under which Old Point will acquire Citizens National. The Merger Agreement provides that, upon the terms and conditions set forth therein, Citizens National will merge with and into the Bank (the “Merger”), with the Bank as the surviving entity in the Merger. The Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, were unanimously approved by the Board of Directors of each of the Company, the Bank and Citizens National.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Citizens National common stock will be converted into the right to receive (i) 0.1041 shares (the “Conversion Ratio”) of common stock of the Company and (ii) $2.19 in cash without interest (the “Cash Consideration”). Shares of Citizens National common stock that are owned by dissenting shareholders who have appropriately asserted appraisal rights under the National Bank Act will be entitled only to payment in cash of the appraised value of the dissenting shares, as determined pursuant to the National Bank Act.

Each option to purchase shares of Citizens National common stock (a “CNB Option”) that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and be converted into the right to receive a cash amount equal to the product of (i) the difference between (A) the sum of (1) the product of (x) the Conversion Ratio and (y) the average of the closing sale prices of the Company’s common stock on the NASDAQ Stock Market for the ten (10) full trading days ending on the trading day immediately preceding (but not including) the Effective Time and (2) the Cash Consideration (the “Conversion Price”) and (B) the per share exercise price of the CNB Option immediately prior to the Effective Time, and (ii) the number of shares of Citizens National common stock subject to such CNB Option, subject to any applicable withholdings. If the exercise price of a CNB Option immediately prior to the Effective Time is greater than the Conversion Price, then at the Effective Time such CNB Option shall be cancelled without any payment made in exchange therefor.

Each warrant to purchase shares of Citizens National common stock (a “CNB Warrant”) that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and be converted into the right to receive a cash amount equal to the product of (i) the difference between (A) the Conversion Price and (B) the per share exercise price of the CNB Warrant immediately prior to the Effective Time, and (ii) the number of shares of Citizens National common stock subject to such CNB Warrant, subject to any applicable withholdings (the “CNB Warrant Consideration”). If the exercise price of a CNB Warrant immediately prior to the Effective Time is greater than the Conversion Price, then at the Effective Time such CNB Warrant shall be cancelled without any payment made in exchange therefor.

The Merger Agreement contains customary representations and warranties of the Company, the Bank and Citizens National, each with respect to its businesses. Each party has also agreed to customary covenants, including among others, covenants relating to (1) the conduct of its business during the interim period between the execution of the Merger Agreement and the Effective Time, (2) Citizen National’s obligation to call a meeting of its shareholders to approve the Merger Agreement and the Merger, and (3) subject to certain customary exceptions, the obligation of the Board of Directors of Citizens National to recommend that its shareholders approve the Merger Agreement and the Merger. Citizens National has also agreed to customary non-solicitation covenants relating to alternative acquisition proposals.

Completion of the Merger is subject to customary conditions, including (1) approval of the Merger Agreement and the Merger by Citizens National’s shareholders, (2) receipt of required regulatory approvals, (3) effectiveness of the registration statement on Form S-4 for the Company’s common stock to be issued in the Merger, (4) authorization for listing on the NASDAQ Stock Market of the shares of the Company’s common stock to be issued in the merger, and (5) the absence of any order, decree or injunction that prohibits consummation of the Merger. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (4) the absence of any material adverse effect with respect to the other party, and (5) the effectiveness of certain agreements and releases, as applicable, related to employment agreements of Citizens National’s executive officers. In addition, the Company’s and the Bank’s respective obligations to complete the Merger are also subject to certain additional conditions, including (1) that the Support Agreements (defined in Item 8.01 below) and the Warrant Cancellation Agreements (defined in Item 8.01 below) remain in full force and effect, and (2) not more than fifteen percent (15.0%) of the outstanding shares of Citizens National common stock shall constitute dissenting shares under the Merger Agreement.

The Merger Agreement provides certain termination rights for both the Company and Citizens National and further provides that a termination fee of $375,000 will be payable by Citizens National to the Company in the event that the Merger Agreement is terminated under certain circumstances.

Citizens National has an employment agreement with each of its three executive officers (collectively, the “Employment Agreements”) that provide for payments to the executive in certain circumstances following a “change in control” (as defined in the Employment Agreements, and which includes the Merger). In connection with the Merger, these executive officers may be entitled to receive payments from the Company under the Employment Agreements of up to approximately $1.2 million, in the aggregate.

The Merger is expected to close in the first quarter of 2018.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, and those specifically identified in, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the Merger, unless otherwise specified therein, and (2) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company, the Bank, Citizens National, their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, the Bank, Citizens National, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 that the Company will file with the Securities and Exchange Commission (the “SEC”), which will include a proxy statement of Citizens National and a prospectus of the Company, as well as in other filings that the Company makes with the SEC.

Item 8.01 Other Events.

Support and Non-Competition Agreements

Simultaneous with the execution of the Merger Agreement, the Company entered into Support and Non-Competition Agreements with each of the directors of Citizens National in their capacities as shareholders of Citizens National (collectively, the “Support Agreements”).

Each shareholder party to a Support Agreement agreed, among other things, to vote his or her respective shares of Citizens National common stock in favor of the Merger Agreement and the Merger, to the extent such director has sole voting power or sole dispositive power over such shares, not to transfer any such shares (except in limited circumstances) between the date of the Merger Agreement and the Effective Time, and customary non-solicitation covenants relating to alternative acquisition proposals. The Support Agreements also require the non-employee directors, for a period of 12 months following the Effective Time, to not directly or indirectly engage in certain activities that would complete or interfere with the business of the Company, the Bank or their subsidiaries or affiliates.

The Support Agreements will terminate in certain circumstances including at the Effective Time or upon the termination of the Merger Agreement in accordance with its terms. The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Support Agreements, a form of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Warrant Cancellation Agreements

Simultaneous with the execution of the Merger Agreement, the Company entered into Warrant Cancellation Agreements with Citizens National and each of the holders of warrants to acquire common stock of Citizens National (collectively, the “Warrant Cancellation Agreements”). Each warrant holder party to a Warrant Cancellation Agreement agreed, among other things, to the cancellation of his or her CNB Warrant at the Effective Time in exchange for the right to receive the Warrant Consideration.

The Warrant Cancellation Agreements will terminate upon termination of the Merger Agreement in accordance with its terms. The foregoing description of the Warrant Cancellation Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Cancellation Agreements, a form of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Additional Information and Where to Find It

In connection with the Merger, Old Point will file with the SEC a registration statement on Form S-4 to register the shares of Old Point common stock to be issued to the shareholders of Citizens National. The registration statement will include a proxy statement of Citizens National and a prospectus of Old Point. A definitive proxy statement/prospectus will be sent to the shareholders of Citizens National seeking their approval of the Merger and related matters. This report does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Before making any voting or investment decision, investors and shareholders of Old Point and Citizens National are urged to read carefully the entire registration statement and proxy statement/prospectus when they become available, including any amendments thereto, and any other relevant documents to be filed with the SEC in connection with the proposed transaction, because they will contain important information about Old Point, Citizens National and the proposed transaction. Free copies of these documents may be obtained as described below.

Investors and shareholders of both companies are urged to review carefully and consider all public filings by Old Point with the SEC, including but not limited to its Annual Reports on Form 10-K, proxy statements, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus and other documents filed with the SEC by Old Point, when available, also may be obtained by directing a request by telephone or mail to Old Point Financial Corporation, 101 East Queen Street, Hampton, Virginia 23669, Attention: Jeffrey W. Farrar (telephone: (757) 728-1248), or by accessing Old Point’s website at www.oldpoint.com under “Investor Relations.” Free copies of the proxy statement/prospectus, when available, also may be obtained by directing a request by telephone or mail to Citizens National Bank, 11407 Windsor Boulevard, Windsor, Virginia 23487, Attention: Elizabeth T. Beale (telephone: (757) 242-4422). The information on Old Point’s website is not, and shall not be deemed to be, a part of this report or incorporated into other filings Old Point makes with the SEC.

Old Point and Citizens National and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Citizens National in connection with the Merger. Information regarding these participants and other persons who may be deemed participants in the solicitation of proxies in connection with the Merger, and their interests, may be obtained by reading the proxy statement/prospectus regarding the Merger when it becomes available. Additional information about the directors and executive officers of Old Point is set forth in the proxy statement for Old Point’s 2017 annual meeting of shareholders filed with the SEC on April 13, 2017.

Forward-Looking Statements

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Old Point or Citizens National or their management about future events. Such statements include statements as to the anticipated benefits of the Merger, including future financial and operating results, as well as other statements regarding the Merger. Although each of Old Point and Citizens National believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Old Point or Citizens National will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to: (1) Citizens National may not be integrated successfully into Old Point or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected timeframe; (3) revenues following the Merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the Merger; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the Merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, tax rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of Currency and the Board of Governors of the Federal Reserve System; the quality and composition of the loan and securities portfolios; demand for loan products; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in the companies’ respective market areas; their implementation of new technologies; reliance on third parties for key services; the companies’ ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines; and (7) other risk factors detailed from time to time in filings made by Old Point with the SEC. Forward-looking statements speak only as of the date they are made and Old Point undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 2.1	Agreement and Plan of Reorganization, dated as of October 27, 2017, by and among Old Point Financial Corporation, The Old Point National Bank of Phoebus, and Citizens National Bank. (Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Old Point Financial Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.)

Exhibit 99.1	Form of Support and Non-Competition Agreement, by and among Old Point Financial Corporation and certain shareholders of Citizens National Bank (incorporated by reference to Annex A to the Exhibit 2.1, above).

Exhibit 99.2	Form of Warrant Cancellation Agreement, by and among Old Point Financial Corporation, Citizens National Bank and holders of warrants to acquire shares of common stock of Citizens National Bank (incorporated by reference to Annex B to Exhibit 2.1, above).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Old Point Financial Corporation
Registrant

Date: November 2, 2017	/s/ Robert F. Shuford, Sr.
Robert F. Shuford, Sr.
Chairman of the Board
President & Chief Executive Officer